UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________August 2, 2010_______________
Date of Report (Date of Earliest Event Reported)

Commission file number  –  001-10852

INTERNATIONAL SHIPHOLDING CORPORATION
(Exact name of registrant as specified in its charter)

  Delaware                                                                  36-2989662
(State or other jurisdiction of                                                         (I.R.S. Employer Identification Number)
                         incorporation or organization)

11 North Water Street, Suite 18290         Mobile, Alabama                                            36602
                          (Address of principal executive offices)                                                                          (Zip Code)

       (251) 243-9100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ]  Written communications pursuant to Rule 425 under the Securities Act
 [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 [ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                Entry into a Material Definitive Agreement.

         On August 2, 2010, International Shipholding Corporation (the “Company”) entered into a Senior Secured Term Loan Facility Agreement (the “Facility Agreement”) by and among East Gulf Shipholding, Inc. (“EGS”), a wholly-owned subsidiary of the Company, as borrower, the Company, as guarantor, the banks and financial institutions party thereto (the “Lenders”), as lenders, and ING Bank N.V., London branch, as facility agent and security trustee for the Lenders.

Pursuant to the terms of the Facility Agreement, the Lenders agreed to provide EGS with a senior secured term loan facility up to an aggregate amount of $55,200,000 (the “Facility”).

The Facility will be used to finance the construction and delivery installment payments under separate shipbuilding contracts (the “Contracts”) for three 36,000 Deadweight Ton Handysize double hull dry bulk carrier newbuildings (the “Vessels”). The timing of the final advances made by the Lenders under the terms of Facility Agreement coincide with the delivery of each of the Vessels. EGS is scheduled to take delivery of the Vessels between January and February 2011.

Loans under the Facility with respect to each Vessel mature on the earlier of (i) seven and one-half years from August 2, 2010 or (ii) seven years from the delivery of such Vessel.  The Facility is currently secured by the guaranty of the Company as well as an assignment of each Contract and its associated refund guarantees. Upon delivery of each Vessel, the Facility will also become secured by a corresponding mortgage on such Vessel and assignments of such Vessel’s earnings and insurances. Payments for loans under the Facility with respect to each Vessel are based on a fifteen year amortization and interest schedule calculated at one of several LIBOR rate options to be selected by the Company from time to time during the term of the Facility plus a margin of 2.5%.

The Facility Agreement contains customary affirmative and negative covenants, as well as certain financial covenants that, among other things, require the Company to maintain a specified tangible net worth, leverage ratio, interest coverage ratio and working capital. The Facility Agreement also contains customary events of default.  Upon the occurrence of an event of default that remains uncured after any applicable cure period, EGS may be required to make immediate repayment of all indebtedness under the Facility to the Lenders and the Lenders would be entitled to pursue other remedies against EGS, the Vessels (and related collateral) and the Company under its guaranty.

The foregoing description of the Facility Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is expected to be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2010. Portions of the Facility Agreement may be omitted in accordance with a request for confidential treatment that the Company expects to submit separately to the Securities and Exchange Commission.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTERNATIONAL SHIPHOLDING CORPORATION

/s/ Manuel G. Estrada
_____________________________________________
Manuel G. Estrada
Vice President and Chief Financial Officer

Date ____August 5, 2010